                                                              Exhibit 99.6

                       Consent to be Named as Director
                       -------------------------------

    In the Registration Statement on Form S-4 (the "Registration Statement") filed by Dolphin, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission, I am named as a designee to the Board of Directors of the Company, to be appointed upon the closing of the merger described in the Registration Statement. I consent to the use of my name and other information in the Registration Statement for such purposes.

Date:  May 7, 1998                       /s/ William T. Esrey
                                        ------------------------------
                                         William T. Esrey